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                                                                    EXHIBIT 5.01



                               February 10, 2000



Broadbase Software, Inc.
172 Constitution Drive
Menlo Park, California 94025

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-1 (File Number 333-95125) (the "REGISTRATION STATEMENT") filed by Broadbase Software, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on January 21, 2000, as subsequently amended, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 3,450,000 shares of the Company's common stock (the "Stock"), of which up to 1,950,000 shares may be issued and sold by the Company and 1,500,000 shares are presently issued and outstanding and may be sold by certain selling stockholders listed in the Registration Statement (the "SELLING STOCKHOLDERS").

     In rendering this opinion, we have examined the following.

     (1) the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on June 28, 1999, the Company's Certificate of Designation, as filed with the Delaware Secretary of State on September 10, 1999, the Certificate of Amendment of the Company's Certificate of Incorporation, as filed with the Delaware Secretary of State on July 30, 1999, and the Company's Certificate of Retirement, as filed with the Delaware Secretary of State on November 3, 1999;

     (2)  the Company's Bylaws, as adopted by the Company on June 28, 1999;

     (3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

     (4) the prospectus prepared in connection with the Registration Statement (the "PROSPECTUS");

     (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of your successor, BroadBase Information Systems, Inc., a California corporation ("BROADBASE CALIFORNIA"), that are in our possession;

     (6) the stock records for both the Company and Broadbase California that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of


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          option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated February 9, 2000, verifying the number of such issued and outstanding securities);

     (7) a Management Certificate executed by the Company, addressed to us and dated of even date herewith, containing certain factual and other representations;

     (8) the Founder's Restricted Stock Purchase Agreement dated November 30, 1995, together with the Repurchase Agreement and Amendment to Founder's Restricted Stock Purchase Agreement dated December 26, 1995, under which Mark Kremer, a Selling Stockholder, acquired the Stock to be sold by him pursuant to the Registration Statement; and

     (9) the Custody Agreement, Powers of Attorney, Stock Powers and Transmittal Letters signed by the Selling Stockholders in connection with the sale of Stock described in the Registration Statement.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the States of California and Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 1,500,000 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid

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and nonassessable and that the up to 1,950,000 shares of Stock to be issued and sold by the Company, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.


                                       Very truly yours,

                                       FENWICK & WEST LLP


                                       By: /s/ DAVID K. MICHAELS
                                           ----------------------------
                                           David K. Michaels, a partner

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